As filed with the Securities and Exchange
                          Commission on May 17, 1999.

                           Registration No. 333-56047

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ----------------------

                          HELIX TECHNOLOGY CORPORATION
             (Exact name of Registrant as specified in its charter)


                 Delaware                                04-2423640
      (State or other jurisdiction                    (I.R.S. Employer
    of incorporation or organization)              Identification Number)


               Mansfield Corporate Center, Nine Hampshire Street,
                      Mansfield, Massachusetts 02048-9171
                                 (508) 337-5111
  (Address, including zip code, and telephone number, including area code, of
                    Registrant's principalexecutive offices)
                             ----------------------

                               ROBERT J. LEPOFSKY
                 President, Chief Executive Officer and Director
                          Helix Technology Corporation
                           Mansfield Corporate Center
                              Nine Hampshire Street
                       Mansfield, Massachusetts 02048-9171
                                 (508) 337-5111
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 with copies to:

                              STANLEY KELLER, ESQ.
                               Palmer & Dodge LLP
                                One Beacon Street
                           Boston, Massachusetts 02108
                                 (617) 573-0100
                             ----------------------

The Registration Statement on Form S-3 (Registration No. 333-56047) registered 2,382,925 shares (the "Shares") of Common Stock, $1.00 par value per share, of Helix Technology Corporation, held by certain shareholders (the "Selling Shareholders") named in the Registration Statement. Of the 2,382,925 Shares, the Selling Shareholders or their donees have sold 1,597,790; the remaining 785,135 are now eligible for sale pursuant to Rule 144. Accordingly, the offering pursuant to the Prospectus which forms a part of the Registration Statement has been terminated. This Post-Effective Amendment is filed to deregister the 785,135 unsold Shares.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Mansfield, State of Massachusetts, on May 17, 1999.



                                         HELIX TECHNOLOGY CORPORATION



                                         BY:  /s/Michael El-Hillow
                                              -----------------------
                                              Michael El-Hillow
                                              Senior Vice President
                                              Chief Financial Officer